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Exhibit 10.72

SECOND AMENDMENT TO LEASE

        THIS SECOND AMENDMENT TO LEASE (this "Amendment") dated as of November 7, 2001, is entered into by and between ABGENIX, INC., a Delaware corporation ("Tenant"), and ARDENWOOD CORPORATE PARK ASSOCIATES, a California limited partnership ("Landlord").

RECITALS

        A.    Landlord and Tenant have entered into that certain Lease Between Abgenix, Inc. and Ardenwood Corporate Park Associates (Kaiser Drive Build-to-Suit) dated as of May 19, 2000, as amended by the First Amendment to Lease dated as of August 31, 2001 (as so amended, the "Lease"), pursuant to which Tenant leases from Landlord certain premises located at 6755 Kaiser Drive, Fremont, California and commonly known as "Building 3" (as more particularly described in the Lease, the "Premises"). Initially capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Lease.

        B.    Tenant has elected to exercise its right to order the Building Shell Modifications described in Section 5(A) of the Lease.

        C.    Pursuant to Section 4(C) of the Lease, Tenant has heretofore deposited with Landlord a letter of credit (the "Letter of Credit") in the amount of $2,000,000. In consideration of certain modifications requested by Tenant with respect to the Building Shell, Tenant has agreed to increase the amount of the Letter of Credit by $500,000 upon the terms and conditions set forth below.

        NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1.    Building Shell Modifications.    Landlord and Tenant hereby agree that Landlord shall perform the Building Shell Modifications described in Section 5(A) of the Lease, subject to Tenant's approval of the plans and specifications with respect thereto in accordance with the Lease.

        2.    Letter of Credit.    As of the date of this Amendment, the amount of the Letter of Credit pursuant to Section 4(C) of the Lease shall be amended to be $2,500,000. On or before December 2, 2001, Tenant shall deliver to Landlord an amendment to the Letter of Credit increasing the amount of the Letter of Credit to $2,500,000 (the "LC Amendment"). From and after the date hereof, all references in the Lease to the Letter of Credit shall mean and refer to the Letter of Credit as amended by the LC Amendment.

        3.    Shell Modification Payment.    Landlord hereby acknowledges that on or prior to the date hereof, Tenant has paid to Landlord, pursuant to Section 5(A) of the Lease, the entire cost of the Building Shell Modifications in the amount of $290,770 (the "Payment Amount"). Landlord agrees that the Payment Amount represents payment in full by Tenant for the Building Shell Modifications and that Tenant shall not be responsible for any costs or expenses incurred by Landlord with respect to the Building Shell Modifications in excess of the Payment Amount.

        4.    No Other Changes.    Except as modified by this Amendment, all of the terms and provisions of the Lease shall remain in full force and effect and unmodified with respect to the Premises.

        5.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

TENANT:
ABGENIX, INC., a Delaware corporation
By:	/s/ KURT LEUTZINGER
Its:	Chief Financial Officer

LANDLORD:
ARDENWOOD CORPORATE PARK ASSOCIATES, a California limited partnership
By:	/s/ JOHN MICHAEL SOBRATO
Its:	General Partner

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  Exhibit 10.72
RECITALS